Exhibit Index
AXP Variable Portfolio - Investment Series, Inc.
File No. 2-73115/811-3218

(d)(4)    Investment Management Services Agreement, dated May 1, 2000.

(d)(6)    Addendum to IA Agreement (w/AEFC), dated May 1, 2000.

(d)(8)    Addendum to IA Agreement (w/AEAMI), dated May 1, 2000.

(d)(14)   Form of Administrative Services Agreement, dated May 1, 2000.

(g)(4)    Custodian Agreement, dated May 1, 2000.

(i)       Opinion and consent of counsel, dated October 26, 2000.

(j)       Auditors Consent, dated October 26, 2000.

(m)(2)    Plan and Agreement of Distribution, dated Sept. 20, 1999.

(m)(3)    Plan and Agreement of Distibution, dated May 1, 2000.

(p)(1)    Directors Power of Attorney.

(p)(2)    Officers Power of Attorney.